Exhibit 10.1

                            [LETTERHEAD OF ORGENESIS]

April 2nd, 2012

Corax Management, Inc.(the "CONSULTANT")
Attention: Guy Yachin
Potomac, MD, U.S.A.

Dear Sir:

RE: Consulting Agreement for Director of Orgenesis Inc.

This letter confirms the terms of the consulting agreement between the Consultant and Orgenesis Inc., a Nevada SEC reporting company which is publicly traded in the United States ("Orgenesis"). You have agreed to provide Guy Yachin to be a director of Orgenesis, and have agreed to ensure that he undertakes the duties and responsibilities of a director.

In consideration of your provision of Guy Yachin as a director, Orgenesis will pay to the Consultant a signing bonus of USD$5,000 and starting April 2012, a gross monthly fee of USD$2500. In addition, the Consultant is entitled to payment for Guy Yachin's attendance at Board meetings including those conducted in person or by conference call at the rate of $300 for the first hour of attendance and $200 for each additional hour or portion of an hour. As well, you will be entitled to stock options as per the policy set for director stock options to be established by the Company. The options can be exercised for 5 years and will be subject to the terms of the Orgenesis stock option plan to be adopted soon (the "Plan"), and will vest over time as set out in the Plan. Note that as a director of a reporting company, Guy Yachin will be required to file insider reports and otherwise comply with all SEC rules and procedures.

You will be reimbursed for all reasonable business expenses that are incurred by you on behalf of Orgenesis provided the expenses are pre-approved by management.

Please sign a copy of this letter and have Mr. Yachin sign the attached Consent indicating acceptance.

Yours truly,


/s/ Vered Caplan
--------------------------------
Vered Caplan
Director

Agreed


/s/ Guy Yachin
--------------------------------
Guy Yachin
Corax Management, Inc.
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                                      -2-


                           CONSENT TO ACT AS DIRECTOR

TO: ORGENESIS, INC. (the "Corporation")

1.   I hereby consent to my appointment as a director of the Corporation.

2. I hereby confirm that as of this date, I am not disqualified from acting as a director pursuant to the laws of the State of Nevada. This consent shall be effective as of this date and shall remain effective until revoked by notice in writing to the Corporation at its registered office.

This consent may be sent by electronic facsimile transmission and shall be deemed to be an original.

DATED as of the 1st day of April, 2012


                                             /s/ Guy Yachin
                                             -----------------------------------
                                             GUY YACHIN

                                             Address: 7 Orchard Way N,
                                                      Potomac MD, 20854 USA